Hyperion

Non-exclusive Financial Consulting Agreement

March 18,2002

Mr. Donald Ochacher
Chief Executive Officer
Air Packaging Technologies, Inc.
25620 Rye Canyon Road
Valencia. CA 91355

Dear Mr. Ochacher:

         This letter agreement (this "Agreement") confirms Air Packaging Technologies, Inc's (the "Company") engagement of Hyperion Partners Corp's ("Hyperion") as investment banker financial advisor and consultant of the company and sets forth the terms and conditions pursuant to which Hyperion shall perform in said capacity.

     1. Retention. Subject to the terms and conditions of this Agreement. The Company hereby engages Hyperion to act on the behalf of the Company as a non-exclusive investment banker. Financial advisor and consultant commencing on the date hereof and continuing for a period of twelve months hereafter (the "Engagement"). This Agreement may be cancelled upon 30-calander days written notice by either party.

     2. Services. During the engagement and the subject to the terms and conditions herein Hyperion agrees to provide financial services to the Company consisting of: (i) evaluating the Company's requirements for funding growth and expansion of the Company's operations: (ii) advising the Company as to alternative modes and sources of financing: (iii) analyzing the impact of business decisions, policies, and practices on the value of the Company's business and securities: (iv) increasing the public exposure of the Company through introductions to institutions. Brokers and the investment community: and
(v) bringing to the attention of the Company possible business opportunities and evaluating business opportunities generally. Whether or not Hyperion or others originate such opportunities. Hyperion agrees to devotc such time, attention, and energy as may be necessary to perform the services hereunder. The Company expressly acknowledges and agrees that nothing herein shall be construed, however, to require Hyperion to (i) provide a minimum number of hours of service to the Company or to limit the right of Hyperion to perform similar services for the benefit of persons or entities other than the Company, (ii) commit to purchase securities of the Company of secure financing on behalf of the Company by third parties, (iii) ensure that any potential investor(s) introduced to the Company by Hyperion will execute final agreement with the company or (iv) guaranty the obligations of any investor(s) introduced to the Company by Hyperion under any final agreements with such investor(s)

     3. Renumeration. For undertaking this engagement and for other good and valuable consideration. Including but not limited to the substantial benefit the Company will derive from the ability to announce its relationship with Hyperion, the company agrees as follows:

          (a) Commencement Retainer. For undertaking the engagement and for other good and valuable consideration the Company agrees to issue to the Consultant a commencement retainer of 75,000 shares of the Company's common stock ("Common Stock") This commencement Bonus shall be issued to the Consultant Immediately following execution of this agreement and shall when issued and delivered to the Consultant be fully paid and non-assessable. The shares shall have piggyback registration rights. The shares shall be transferable with Hyperion at Hyperion's discretion, within 5 business days from the date hereof, the Company shall issue and deliver 75,000 shares of the Company's common stock in the aggregate (the "Commencement Retainer" shares) which shares are non refundable and do not constitute prepayment for future services to Hyperion Holdings, LLC.


          (b) Commencement Warrants. Within 5 business days from the date here of the Company shall issue and deliver a warrant to purchase 75,000 shares of Company's common stock in the aggregate (the "Commencement Retainer Warrants") which warrants are nonrefundable and do not constitute prepayment for the future services with a strike price equal to $.60 per share. The common shares underlying the warrants will have piggyback registration rights The Warrants shall be exercisable immediately after the date of issuance and shall expire 5 years after the date of issuance unless otherwise extended by the company. The warrants will be non-redeemable and provide for automatic exercise upon expiration (if only I the warrants are in the money at the time of expiration). The warrants shall be transferable, subject only to the securities laws, by the holder thereof.

          (c) Placement Fees. The Company shall pay to Hyperion a placement fee equal to 8% of the total purchase price of the Company's securities sold including all amounts placed in an escrow account or payable in the future (including future issuances resulting from anti dilution provisions) and all amounts paid or payable upon exercise, conversation, and exchange of such securities received or receivable directly by the Company ("Aggregate Consideration") in any placement of the Company's securities in connection with Hyperion's efforts hereunder. If the Aggregate Consideration is in the form of an equity credit line (ECL). The Company will pay upon each draw down cash fee of 5%. Such consideration paid in cash shall be paid directly to Hyperion out of proceeds of such a sale either directly from an investor(s) of the Company's securities or out of an escrow arrangement and when such consideration is paid to the Company. Notwithstanding the foregoing, in connection with exercise of any investor warrants issued in connection with a placement of the securities in connection with Hyperion's efforts hereunder. Hyperion's placement fee shall be reduced to 4% of the cash proceeds and shall be paid on receipt of such funds into the escrow account established for this purpose by the Company

         (d) Warrants On each closing date on which Aggregate Consideration is paid or becomes payable, the Company shall issue to Hyperion Holdings L.L.C warrants (the "warrants") to purchase, in the aggregate 8% of the amount of the Aggregate Consideration paid to the Company. (For example, if a $2 million private placement, 160,000 warrants will be issued) If the Aggregate Consideration is in the form of an Equity Credit Line (ECL) the Company shall issue to the individuals and/or entities set forth above in subscriptions (a) and (b) hereunder warrants (the "ECL Warrants") to purchase in the aggregate 2% of the total amount of Equity Credit Line (For example if a $20 million credit line, 400,000 warrants will be issued). The warrants shall be issued directly to Hyperion Holdings L.L.C. The exercise price of the Warrants shall be priced at 105% of the closing bid price on the date prior to the completion of the financing. The Warrants will have a 5-year maturity after the date of issuance, unless otherwise extended by the Company. The Warrants shall include customary anti-dilution protection including protection against issuance of securities at prices (or with exercise prices in the case of warrants options or rights) below the lower of the exercise price of the Warrants or the then fair market value of the underlining common equity and will be non-redeemable and provide for the automatic exercise upon Expiration (if the warrants are in the money). The
Warrants shall be transferable subject only to the securities laws by the holders thereof.

          (e) Mergers and Acquisitions. The Company agrees that if Hyperion directly or indirectly introduces the Company during the term of the agreement to any person or entity that becomes a party to a merger, acquisition joint venture or other similar transaction with the Company or any affiliate thereof, then the Company shall pay to Hyperion the cash fee calculated as a percentage of the Transaction Value (as defined herein) in accordance with the following scale:

          o    6% on the first        $5,000,000
          o    5% on the amount from  $5,000,001  to $7,000,000
          o    4% on the amount from  $7,000,001  to $9,000,000
          o    3% on the amount from  $9,000,001  to $11,000,000
          o    2% on the amount above $11,000,001

               "Transaction Value" shall mean the aggregate value of all cash securities notes debentures purchase options royalties, management and consulting agreements; And installment payments consideration paid for assets owned by majority subsidiaries of the Company or entries in any business relationship which are used in or are potentially useful in the Company's the total value of liabilities on the Company's balance sheet that are transferred to the acquirer of the stock of the Company In a stock transaction and any other tangible net benefit to the Company its shareholders or directed beneficiaries and other property and valuable consideration of every kind either (i) transferred to the Company and its affiliates in connection with any transaction involving any investment loan or any other equity or debt financing for or acquisition of the Company of any affiliate thereof or in connection with an acquisition of equity or assets thereof or (ii) transferred by the Company and its affiliates in any transaction.

involving an investment in or acquisition of any third party or acquisition of the equity or assets thereof by the Company or any affiliate thereof or (iii) transferred or otherwise contributed by all parties to enter into any joint venture or similar joint enterprise or undertaking with the Company or any affiliate thereof. The aggregate value of all such cash, securities and other property and valuable consideration shall be the aggregate fair market value thereof as determined jointly by Hyperion and the Company or by an independent appraiser jointly selected by Hyperion and the Company.

          (f) Tail Period. The Company shall and shall have cause its affiliates to pay Hyperion all compensation described in this Section 4 with respect to all financing and merger and acquisition candidates at any time prior to the expiration of 1 year after the Termination Date (the "Tail Period") if such candidates were identifies to the Company by Hyperion during the Authorization Period and Hyperion notified Air Packaging Technologies in writing of the introduction If Hyperion introduces an investor who completes an equity Credit Line (ECL) with the company Hyperion will be paid throughout the term of the ECL

     4. Representations Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants as follows:

          (a) The Company has the full right power and authority to enter into this Agreement and to perform all of its obligations hereunder (ii) this agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms (iii) the execution and delivery of this agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of
(A) the Company's certificate of incorporation or by-laws or (B) any agreement to which the Company is a party or by which any of its property or assets is bound.

          (b) Upon the filing of any registration statement by the Company pursuant to the Securities Act or 1933 as amended in connection with the proposed offer and sale of any of its securities by it or any of its security holders under which the Shares then issued but not yet registered for resale could be registered the Company shall use its best efforts to include the said Shares and unregistered Warrant Shares under said registration statement The obligation of the Company under this sub-section shall be unlimited as to the number of registration statements to which it applies.


     5. Representations, Warranties and Covenants of Hyperion. Hyperion hereby represents and warrants that: (i) it has the full right power and authority to enter into this Agreement and to perform all of its obligations hereunder (ii) this Agreement has been duly authorized and executed by and constitutes a valid and blinding agreement of Hyperion enforceable in accordance with its terms,
(iii) the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby do not conflict with of result in a breach of
(A) Hyperion's certificate of incorporation or by-laws, or(B) any agreement to which Hyperion is a party or by which any of its property or assets is bound.

     6. Independent Contractor. Hyperion and the Company hereby acknowledge that Hyperion is an independent contractor. Hyperion shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of, or joint venture with, the Company. In addition, Hyperion shall take no action, which binds, or purports to bind, the Company.

     7. Reimbursement. The Company agrees to reimburse promptly Hyperion Partners, upon request from time to time, for all reasonable, out-of-pocket expenses incurred by Hyperion Partners (including fees and disbursements of counsel and of other consultants and advisors retained by Hyperion Partners) in connection with the matters contemplated this Agreement. In the even that Hyperion Partners is successful in completing a private placement or a merger with a value in excess of $5 million for Air Packaging Technologies, Inc., the company will agree to pay up to $5,000.00 for a Tombstone advertisement that will be placed in the South East edition of the Wall Street Journal. Air Packaging Technologies, Inc. will pre-approve any expenses above $250.00 in writing.

     8. Confidentiality. The Company acknowledges that all opinions and advice, whether oral or written, given by Hyperion to the Company in connection with this Agreement are intended solely for the benefit and use of the Company in considering the transactions to which they relate and the Company agrees that no person or entity other than the Company shall be entitle to make use of or rely upon the advice of Hyperion to be given hereunder and no such opinion or advice shall be used by the Company for any other purposes or reproduced, disseminated, quoted or referred to by the Company in communications with third parties at any time, in any manner of for any purpose, nor may the Company make any public references to Hyperion or use Hyperion's name in any annual report or any other report or release of the Company without Hyperion's prior written consent, except that the Company may, without Hyperion's further consent, disclose this Agreement (but not information provided to the Company by Hyperion) in the company's filings with the Securities and Exchange Commission, if such disclosure is required by law.

     9. Notices. Except as otherwise specifically agreed, all notices and other communications made under this Agreement shall be in writing and, when delivered in person or by facsimile transmission, shall be deemed given on the same day if delivered on a business day during normal business hours, or on the first day of business day following the delivery in person or by facsimile outside normal business hours, or on the date indicated on the return receipt if sent registered or certified mail, return receipt requested. All notices sent hereunder shall be sent to the representatives of the party to be noticed at the addresses indicted respectively below, or at such other address as the parties to be noticed may from time to time by like notice hereafter specify:

                  If to the Company:         Mr. Donald Ochacher
                                             Chief Executive Officer
                                             Air Packaging Technologies, Inc.
                                             25620 Rye Canyon Road
                                             Valencia, CA

                  If to Hyperion:            Hyperion Partners Corp
                                             1225 Hightower Trail
                                             Suite B-220
                                             Atlanta, GA  30350
                                             Attn:  Paul T. Mannion, Jr.
                                             (770) 992-6800 (Fax)

     10. Entire Agreement. This Agreement contains the entire agreement between the parties. It may not be changed except by agreement in writing signed by the party against whom enforcement of any waiver, change, discharge, or modification is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

     11. Survival of Representations and Warranties. The representations, warranties, acknowledgements and agreements of Hyperion and the Company shall survive the termination of this agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     12. Governing Law. This Agreement shall be construed according to the laws of the State of Georgia and subject to the jurisdiction of the courts of said state, without application of the principles of conflicts of laws. Each of the parties consents exclusively to personal jurisdiction in the Fulton County, Georgia, waived any objection as to jurisdiction or venue, and agrees not to assert any defense based on lack of jurisdiction or venue. In any litigation, arbitration, or other dispute resolution arising out of or relating to this Agreement, the prevailing party shall be reimbursed by the other party (as determined by a court of competent jurisdiction) for reasonable attorney's fees and/or arbitration costs.

     13.  Successors.    This Agreement shall be binding upon the parties, their
successors and assigns.

     14. Execution. This Agreement may be executed in any number of counterparts each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute a single document. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.


                                            HYPERION PARTNERS CORP.


                                            By: /s/ Paul T. Mannion, Jr.
                                               ------------------------------
                                               Paul T. Mannion, Jr., President




Agreed to and accepted this ___ day of March, 2002:

Air Packaging Technologies, Inc.


By: /s/ Donald Ochacher
    -------------------

Name: Donald Ochacher
      -----------------

Title: President
      -----------------